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                         CONNING CORPORATION

                       1997 FLEXIBLE STOCK PLAN



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
                                         CONNING CORPORATION
                                       1997 FLEXIBLE STOCK PLAN

                                          TABLE OF CONTENTS
                                                                                                   Page
                                                                                                   ----
ARTICLE 1 - NAME AND PURPOSE                                                                         1
      1.1    Name                                                                                    1
      1.2    Purpose                                                                                 1

ARTICLE II - DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION                                          1
      2.1    General Definitions                                                                     1
              (a) Agreement                                                                          1
              (b) Benefit                                                                            1
              (c) Board                                                                              1
              (d) Cash Award                                                                         1
              (e) Change in Control                                                                  1
              (f) Code                                                                               2
              (g) Committee                                                                          2
              (h) Common Stock                                                                       2
              (i) Company                                                                            2
              (j) Effective Date                                                                     2
              (k) Employee                                                                           2
              (l) Employer                                                                           2
              (m) Exchange Act                                                                       2
              (n) Executive Compensation Committee                                                   2
              (o) Executive Officer                                                                  2
              (p) Fair Market Value                                                                  2
              (q) Fiscal Year                                                                        2
              (r) General Compensation Committee                                                     2
              (s) ISO                                                                                3
              (t) Non-Employee Director                                                              3
              (u) NQSO                                                                               3
              (v) Option                                                                             3
              (w) Other Stock Based Award                                                            3
              (x) Participant                                                                        3
              (y) Performance-Based Compensation                                                     3
              (z) Performance Share                                                                  4
              (aa) Plan                                                                              4
              (bb) Reload Option                                                                     4
              (cc) Restricted Stock                                                                  4
              (dd) Rule 16b-3                                                                        4
              (ee) SEC                                                                               4
              (ff) Section 162(m)                                                                    4
              (gg) Share                                                                             4
              (hh) SAR                                                                               4
              (ii) Subsidiary                                                                        4
      2.2    Other Definitions                                                                       4
      2.3    Conflicts                                                                               4


                                    1
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ARTICLE III - COMMON STOCK                                                                           5
      3.1    Number of Shares                                                                        5
      3.2    Reusage                                                                                 5
      3.3    Adjustments                                                                             5

ARTICLE IV - ELIGIBILITY                                                                             5
      4.1    Determined by Committee                                                                 5

ARTICLE V - ADMINISTRATION                                                                           6
      5.1    Committee                                                                               6
      5.2    Authority                                                                               6
      5.3    Delegation                                                                              7
      5.4    Adjudication of Claims                                                                  7

ARTICLE VI - AMENDMENT                                                                               7
      6.1    Power of Board                                                                          7
      6.2    Limitations                                                                             7

ARTICLE VII - TERM AND TERMINATION                                                                   8
      7.1    Term                                                                                    8
      7.2    Termination                                                                             8

ARTICLE VIII - MODIFICATION OR TERMINATION OF BENEFITS                                               8
      8.1    General                                                                                 8
      8.2    Committee's Right                                                                       8

ARTICLE IX - CHANGE IN CONTROL                                                                       8
      9.1    Right of Committee                                                                      8

ARTICLE X - AGREEMENTS AND CERTAIN BENEFITS                                                          9
      10.1    Grant Evidenced by Agreement                                                           9
      10.2    Provisions of Agreement                                                                9
      10.3    Transferability                                                                        9

ARTICLE XI - REPLACEMENT AND TANDEM AWARDS                                                          10
      11.1    Replacement                                                                           10
      11.2    Tandem Awards                                                                         10

ARTICLE XII - PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING                                          10
      12.1    Payment                                                                               10
      12.2    Dividend Equivalents                                                                  10
      12.3    Deferral                                                                              10
      12.4    Withholding                                                                           11


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ARTICLE XIII - OPTIONS                                                                              11
      13.1    Types of Options                                                                      11
      13.2    Shares for ISOs                                                                       11
      13.3    Grant of ISOs and Option Price                                                        11
      13.4    Other Requirements for ISOs                                                           11
      13.5    NQSOs                                                                                 11
      13.6    Determination by Committee                                                            11

ARTICLE XIV - SARS                                                                                  11
      14.1    Grant and Payment                                                                     11
      14.2    Grant of Tandem Award                                                                 11
      14.3    ISO Tandem Award                                                                      12
      14.4    Payment of Award                                                                      12

ARTICLE XV - ANNUAL LIMITATIONS                                                                     12
      15.1    Limitation on Options and SARs                                                        12
      15.2    Computations                                                                          12

ARTICLE XVI - RESTRICTED STOCK AND PERFORMANCE SHARES                                               12
      16.1    Restricted Stock                                                                      12
      16.2    Cost of Restricted Stock                                                              12
      16.3    Non-Transferability                                                                   12
      16.4    Performance Shares                                                                    12
      16.5    Grant                                                                                 13

ARTICLE XVII - CASH AWARDS                                                                          13
      17.1    Grant                                                                                 13
      17.2    Restrictions                                                                          13

ARTICLE XVIII - OTHER STOCK BASED AWARDS AND OTHER BENEFITS                                         13
      18.1    Other Stock Based Awards                                                              13
      18.2    Other Benefits                                                                        13

ARTICLE XIX - MISCELLANEOUS PROVISIONS                                                              13
      19.1    Underscored References                                                                13
      19.2    Number and Gender                                                                     13
      19.3    Unfunded Status of Plan                                                               14
      19.4    Termination of Participant Status                                                     14
      19.5    Designation of Beneficiary                                                            14
      19.6    Governing Law                                                                         14
      19.7    Purchase for Investment                                                               14
      19.8    No Employment Contract                                                                14
      19.9    No Effect on Other Benefits                                                           15


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                         CONNING CORPORATION
                      1997 FLEXIBLE STOCK PLAN

                             ARTICLE I
                             ---------

                         NAME AND PURPOSE
                         ----------------

      1.1  Name.  The name of this Plan is the "Conning Corporation 1997
           ----
Flexible Stock Plan."

      1.2  Purpose.  The Company has established this Plan to attract,
           -------
retain, motivate and reward Employees and other individuals, to encourage ownership of the Company's Common Stock by Employees and other individuals, and to promote and further the best interests of the Company by granting cash and other awards.

                            ARTICLE II
                            ----------

          DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION
          ----------------------------------------------

      2.1  General Definitions.  The following words and phrases, when used
           -------------------
in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

      (a)  (a)     Agreement.  The document which evidences the grant of any
                   ---------
Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

      (b)  Benefit.  Any benefit granted to a Participant under the Plan.
           -------

      (c)  Board.  The Board of Directors of the Company.
           -----

      (d)  Cash Award.  A Benefit payable in the form of cash.
           ----------

      (e)  Change in Control. (i) The acquisition, without the approval of the
           -----------------
      Board, by any "person" or "group" (as that term is used in Section
      13(d) and 14(d)(2) of the Exchange Act), other than the Company or a Related Entity (as defined below), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of outstanding voting securities of the Company carrying more than 20% of the combined voting power in the election of directors through a tender offer, exchange offer or otherwise; (ii) the liquidation or dissolution of the Company following a sale or other disposition of all or substantially all of its assets;
      (iii) a merger or consolidation involving the Company as a result of which persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation following

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      the effective date of such merger or consolidation; or (iv) a change in the majority of the members of the Board (other than as a result of death or disability) during any period of two years or less unless the election or nomination for election of such members was approved by at least two-thirds of (x) the then remaining members of the Board who were members at the beginning of such period plus (y) the then remaining members whose election or nomination for election was approved by at least two-thirds of the members of the Board who were members at the start of the two-year period). A "Related Entity" is (a) General American Mutual Holding Company and its direct and indirect subsidiaries, (b) the Company, (iii) a Subsidiary, or (iv) any employee benefit plan (including a trust forming a part of such a plan) maintained by any of the foregoing.

      (f)  Code.  The Internal Revenue Code of 1986, as amended.  Any
           ----
      reference to the Code includes the regulations promulgated pursuant to the Code.

      (g)  Committee.  The entity described in Section 5.1.
           ---------

      (h)  Common Stock.  The Company's common stock which presently has a par
           ------------
      value of $.01 per Share.

      (i)  Company.  Conning Corporation, a Missouri corporation.
           -------

      (j)  Effective Date.  The date that the Plan is approved by the
           --------------
      shareholders of the Company, which must occur within one year before or after approval by the Board. Any grants of Benefits prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

      (k)  Employee.  Any person employed by an Employer.
           --------

      (l)  Employer.  The Company and all Subsidiaries.
           --------

      (m)  Exchange Act.  The Securities Exchange Act of 1934, as amended.
           ------------

      (n)  Executive Compensation Committee.  The Executive Compensation
           --------------------------------
      Committee of the Board, or any successor committee established by the Board, which committee shall at all times consist solely of two or more members of the Board, each of whom is a "non-employee" director as defined in Rule 16b-3 and an "outside director" as defined in Section 162(m).

      (o)  Executive Officer.  An Employee or officer of the Company who is
           -----------------
      subject to Section 16 of the Exchange Act.

      (p)  Fair Market Value.  The closing price of Shares on The Nasdaq
           -----------------
      National Market on a given date, or, in the absence of sales on a given date, the closing price on The Nasdaq National Market on the last day on which a sale occurred prior to such date, provided that, in the case of NQSOs granted as of the closing date of the Company's initial public offering, Fair Market Value shall mean the initial public offering price.

      (q)  Fiscal Year.  The taxable year of the Company, which is the
           -----------
      calendar year.

      (r)  General Compensation Committee.  The General Compensation Committee
           ------------------------------
      of the Board, or any successor committee established by the Board.

      (s)  ISO.  An Incentive Stock Option as defined in Section 422 of the
           ---
      Code.

      (t)  Non-Employee Director.  A member of the Board who is not an
           ---------------------
      Employee.

      (u)  NQSO.  A Non-Qualified Stock Option, which is an Option that does
           ----
      not qualify as an ISO.

      (v)  Option.  An option to purchase Shares granted under the Plan.
           ------

      (w)  Other Stock Based Award.  An award under ARTICLE XVIII that is
           -----------------------
      valued in whole or in part by reference to, or is otherwise based on, Common Stock.

      (x)  Participant.  An individual who is granted a Benefit under the
           -----------
      Plan. Benefits may be granted only to (i) Employees, (ii) Non-Employee Directors, (iii) employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest, (iv) individuals who, and employees and owners of entities which, are customers and suppliers of an Employer, (v) individuals who, and employees and owners of entities which, render services to an Employer, and (vi) individuals who, and employees and owners of entities which, have ownership or business affiliations with any individual or entity described in any of clauses (i) through (v).

      (y)  Performance-Based Compensation.  Compensation which meets the
           ------------------------------
      requirements of Section 162(m)(4)(C) of the Code. The maximum annual award that can be granted to any Participant for any Fiscal Year is $1,000,000. Awards which constitute Performance-Based Compensation are based upon attainment of pre-established goals relating to Company, division or individual performance or in comparison with peer group performance. Company and division goals consist of revenues, operating income (whether excluding or including unusual or non-recurrring items), income before provision for income taxes (whether excluding or including unusual or non-recurrring items), net income, EBITDA (operating income plus amortization of goodwill and other plus depreciation and amortization), earnings per share, stock price performance, stock price/earnings ratio, cash flow, return on equity, net assets, return on net assets, return on assets, return on capital, return on revenues, and book value; and individual goals consist of product development, client development and revenues, as well as, in certain cases, intangible items such as leadership. To the extent that the attainment of any non-objective goal or the occurrence of any non-objective factor (such as termination of employment, change of position or salary or leadership) may be considered in the determination of a Participant's award for a Fiscal Year under the terms of the Plan, the Participant will initially be deemed to have earned the maximum award payable based on such goal or factor, but the Committee shall have the authority to reduce such compensation in whole or in part in its sole discretion. No award will be payable unless and until the Committee certifies that the performance gals and any other material terms have been met.

      (z)  Performance Share.  A Share awarded to a Participant under ARTICLE
           -----------------
      XVI of the Plan.

      (aa) Plan.  The Conning Corporation 1997 Flexible Stock Plan and all
           ----
      amendments and supplements to it.

      (bb) Reload Option.  An Option to purchase the number of Shares used by
           -------------
      a Participant to exercise an Option and to satisfy any withholding requirement incident to the exercise of such Option.

      (cc) Restricted Stock.  Shares issued under ARTICLE XV of the Plan.
           ----------------

      (dd) Rule 16b-3.  Rule 16b-3 promulgated by the SEC, as amended, or any
           ----------
      successor rule in effect from time to time.

      (ee) SEC.  The Securities and Exchange Commission.
           ---

      (ff) Section 162(m).  Section 162(m) of the Code or any successor
           --------------
      section in effect from time to time.

      (gg) Share.  A share of Common Stock.
           -----

      (hh) SAR.  A stock appreciation right, which is the right to receive an
           ---
      amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

      (ii) Subsidiary.  Any corporation, other than the Company, in an
           ----------
      unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      2.2  Other Definitions.  In addition to the above definitions, certain
           -----------------
words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

      2.3   Conflicts.  In the case of any conflict in the terms of the Plan
            ---------
relating to a Benefit, the provisions in the ARTICLE of the Plan which specifically grants such Benefit shall control those in a different ARTICLE. In the case of any conflict between the terms of the Plan relating to a Benefit and the terms of an Agreement relating to a Benefit, the terms of the Plan shall control.

                                  ARTICLE III
                                  -----------

                                  COMMON STOCK
                                  ------------

      3.1  Number of Shares.  The number of Shares which may be issued or
           ----------------
sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 2,200,000 Shares.

      3.2  Reusage.  If an Option or SAR expires or is terminated,
           -------
surrendered, or canceled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or SAR, grant of Restricted Shares, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan. Any Shares which are used as full or partial payment to the Company upon exercise of an Option or for any other Benefit that requires a payment to the Company shall be available for purposes of the Plan.

      3.3  Adjustments.  If there is any change in the Common Stock of the
           -----------
Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of SARs and number, kind and class of shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number, kind or class of Shares subject to outstanding Options, SARs, grants of Restricted Stock and Performance Shares, and Other Stock Based Awards, and the price thereof, as applicable, shall be appropriately adjusted by the Committee. The issuance of Shares for consideration and the issuance of Share rights shall not be considered a change in the Company's capital structure. No adjustment provided for in this section shall require the issuance of any fractional shares.

                                   ARTICLE IV
                                   ----------

                                  ELIGIBILITY
                                  -----------

      4.1  Determined by Committee.  The Participants and the Benefits they
           -----------------------
receive under the Plan shall be determined solely (i) with respect to Participants who are Executive Officers, by the Executive Compensation Committee of the Board (unless the Benefit is a Cash Award that is not Performance-Based Compensation, in which case the determination may be made either by the General Compensation Committee or the Executive Compensation Committee), (ii) with respect to Non-Employee Directors, by the full Board of Directors, and (iii) with respect to all other Participants, by the General Compensation Committee of the Board. For purposes of this Plan and any Agreement, references to "the Committee" shall refer to the General Compensation Committee, the Executive Compensation Committee or the full Board, as appropriate. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services. Unless specifically provided otherwise herein, all determinations of the Committee in connection with the Plan or an Agreement shall be made in its sole discretion.

                                   ARTICLE V
                                   ---------

                                 ADMINISTRATION
                                 --------------

      5.1  Committee.  The Plan shall be administered by the Committee.  The
           ---------
members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee, subject to the above restrictions. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

      5.2  Authority.  Subject to the terms of the Plan, the Committee shall
           ---------
have discretionary authority to:

      (a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the date of issuance and duration of all such grants;

      (b) determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

      (c) interpret and construe the Plan and all Agreements;

      (d) prescribe, amend and rescind rules and regulations relating to the Plan;

      (e) determine the content and form of all Agreements;

      (f) determine all questions relating to Benefits under the Plan;

      (g) maintain accounts, records and ledgers relating to Benefits;

      (h) maintain records concerning its decisions and proceedings;

      (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

      (j) take, at any time, any action permitted by Section 9.1 irrespective of whether any Change in Control has occurred or is imminent;

      (k) to determine, except to the extent otherwise provided in the Plan, whether and the extent to which Benefits under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Benefits are granted as the Committee determines to be necessary or appropriate to conform to such requirements; and

      (l) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

      5.3  Delegation.  Except as required by Rule 16b-3 or, with respect to
           ----------
awards made to Executive Officers (other than Cash Awards that are not Performance-Based Compensation) as required by Section 162(m), or as required by other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees, committee or sub-committee.

      5.4  Adjudication of Claims.  The Committee shall have discretionary
           ----------------------
authority to make all determinations as to the right to Benefits under the Plan. In the event that a Participant believes he has not received the Benefits to which he is entitled under the Plan, a claim shall be made in writing to the Committee. The claim shall be reviewed by the Committee. If the claim is approved or denied, in full or in part, the Committee shall provide a written notice of approval or denial within 90 days with, in the case of a denial, the specific reasons for the denial and specific reference to the provisions of the Plan and/or Agreement upon which the denial is based. A claim shall be deemed denied if the Committee does not take any action within the aforesaid 90 day period. If a claim is denied or deemed denied and a review is desired, the Participant shall notify the Committee in writing within 60 days of the receipt of notice of denial or the date on which the claim is deemed to be denied, as the case may be. In requesting a review, the Participant may review the Plan or any document relating to it and submit any written issues and comments he may deem appropriate. The Committee shall then review the claim and provide a written decision within 60 days. This decision, if adverse to the Participant, shall state the specific reasons for the decision and shall include reference to specific provisions of the Plan and/or Agreement on which the decision is based. The Committee's decision on review shall be final and binding on all persons.

                                   ARTICLE VI
                                   ----------

                                   AMENDMENT
                                   ---------

      6.1  Power of Board.  Except as hereinafter provided, the Board shall
           --------------
have the sole right and power to amend the Plan at any time and from time to time.

      6.2  Limitations.
           -----------

      (a) The Board may not amend the Plan, without approval of the shareholders of the Company:

                  (i) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify;

                  (ii) in a manner which would cause the Plan to fail to meet the requirements of Rule 16b-3; or

                  (iii) in a manner which would violate applicable law.

      (b) No Board member may participate in any decision regarding an award to such member under the Plan or which otherwise involves a determination of such member's rights or obligations under the Plan or under an Agreement.

                                  ARTICLE VII
                                  -----------

                              TERM AND TERMINATION
                              --------------------

      7.1  Term.  The Plan shall commence as of the Effective Date and,
           ----
subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until terminated.

      7.2  Termination.  The Plan may be terminated at any time by the
           -----------
Board.

                                  ARTICLE VIII
                                  ------------

                    MODIFICATION OR TERMINATION OF BENEFITS
                    ---------------------------------------

      8.1  General.  Subject to the provisions of Section 8.2, the amendment
           -------
or termination of the Plan shall not adversely affect a Participant's right to any Benefit granted prior to such amendment or termination.

      8.2  Committee's Right.  Subject to the provisions of Section 6.2, any
           -----------------
Benefit granted may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted. Except as may be provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit.

                                   ARTICLE IX
                                   ----------

                               CHANGE IN CONTROL
                               -----------------

      9.1  Right of Committee.  In order to maintain a Participant's rights
           ------------------
in the event of a Change in Control, the Committee, in its sole discretion, may, in any Agreement evidencing a Benefit, or at any time prior to, or simultaneously with or after a Change in Control, provide such protection as it may deem necessary. Without, in any way, limiting the generality of the foregoing sentence or requiring any specific protection, the Committee may, without the approval or consent of the Participant:

      (a) provide for the acceleration of any time periods relating to the exercise or realization of such Benefit so that such Benefit may be exercised or realized in full on or before a date fixed by the Committee;

      (b) provide for the purchase of such Benefit, upon the Participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit had such Benefit been currently exercisable or payable;

      (c) make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

      (d) cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

                                   ARTICLE X
                                   ---------

                        AGREEMENTS AND CERTAIN BENEFITS
                        -------------------------------

      10.1 Grant Evidenced by Agreement.  The grant of any Benefit under the
           ----------------------------
Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

      10.2 Provisions of Agreement.  Each Agreement shall contain such
           -----------------------
provisions that the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, changes of duties or termination of employment; the Benefit's conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

      10.3 Transferability. Unless otherwise specified in an Agreement or
           ---------------
permitted by the Committee, each Benefit granted shall be not transferable other than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by him, his guardian or his legal representative.

                                   ARTICLE XI
                                   ----------

                         REPLACEMENT AND TANDEM AWARDS
                         -----------------------------

      11.1 Replacement.  The Committee may permit a Participant to elect to
           -----------
surrender a Benefit in exchange for a new Benefit.

      11.2 Tandem Awards.  Awards may be granted by the Committee in tandem.
           -------------
However, no Benefit may be granted in tandem with an ISO except SARs.

                                  ARTICLE XII
                                  -----------

                  PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING
                  --------------------------------------------

      12.1 Payment.  Upon the exercise of an Option or in the case of any
           -------
other Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid:

      (a) in cash, including by means of a so-called "cashless exercise" of an Option;

      (b) by the surrender of all or part of a Benefit (including the Benefit being exercised);

      (c) by the tender to the Company of Shares owned by the Participant and registered in his name having a Fair Market Value equal to the amount due to the Company;

      (d) in other property, rights and credits deemed acceptable by the Committee, including the Participant's promissory note if permitted under applicable law;

      (e)  by any combination of the payment methods specified in paragraphs
      (a) through (d) above.

      Notwithstanding, the foregoing, any method of payment other than as described in paragraph (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Shares purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

      12.2 Dividend Equivalents.  Grants of Benefits in Shares or Share
           --------------------
equivalents may include dividend equivalent payments or dividend credit rights.

      12.3 Deferral.  The right to receive any Benefit under the Plan may,
           --------
at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

      12.4 Withholding.  The Company may, at the time any distribution is
           -----------
made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to such distribution or exercise of such Options. The Committee or the Company may require a participant to tender to the Company cash and/or Shares in the amount necessary to comply with any such withholding requirements.

                                  ARTICLE XIII
                                  ------------

                                    OPTIONS
                                    -------

      13.1 Types of Options.  It is intended that both ISOs and NQSOs, which
           ----------------
may be Reload Options, may be granted by the Committee under the Plan.

      13.2 Shares for ISOs.  The number of Shares for which ISOs may be
           ---------------
granted on or after the Effective Date shall not exceed 1,000,000 Shares.

      13.3 Grant of ISOs and Option Price.  Each ISO must be granted to an
           ------------------------------
Employee and granted within ten years from the earlier of the date of adoption by the Board or the Effective Date. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

      13.4 Other Requirements for ISOs.  The terms of each Option which is
           ---------------------------
intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

      13.5 NQSOs.  The terms of each NQSO shall provide that such Option
           -----
will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

      13.6 Determination by Committee.  Except as otherwise provided in
           --------------------------
Sections 13.2 through 13.5, the terms of all Options shall be determined by the Committee.

                                  ARTICLE XIV
                                  -----------

                                      SARS
                                      ----

      14.1 Grant and Payment.  The Committee may grant SARs.  Upon electing
           -----------------
to receive payment of a SAR, a Participant shall receive payment in cash, in Shares, or in any combination of cash and Shares, as the Committee shall determine.

      14.2 Grant of Tandem Award.  The Committee may grant SARs in tandem
           ---------------------
with an Option, in which case: the exercise of the Option shall cause a correlative reduction in SARs standing to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a correlative reduction of the Shares under such Option.

      14.3 ISO Tandem Award.  When SARs are granted in tandem with an ISO,
           ----------------
the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

      14.4 Payment of Award.  SARs shall be paid by the Company to a
           ----------------
Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

                                   ARTICLE XV
                                   ----------

                               ANNUAL LIMITATIONS
                               ------------------

      15.1 Limitation on Options and SARs.  The maximum number of (a) Shares
           ------------------------------
with respect to which (i) ISOs plus (ii) NQSOs and (b) SARs which may be granted to any Participant in any one year period shall not exceed 500,000.

      15.2 Computations.  For purposes of Section 15.1:  Shares covered by
           ------------
an Option that is canceled shall count against the maximum, and, if the exercise price under an Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option; and SARs covered by a grant of SARs that is canceled shall count against the maximum, and, if the Fair Market Value of a Share on which the appreciation under a grant of SARs will be calculated is reduced, the transaction will be treated as a cancellation of the SARs and the grant of a new grant of SARs.

                                  ARTICLE XVI
                                  -----------

                    RESTRICTED STOCK AND PERFORMANCE SHARES
                    ---------------------------------------

      16.1 Restricted Stock.  The Committee may grant Benefits in Shares
           ----------------
available under ARTICLE III of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant.

      16.2 Cost of Restricted Stock.  Unless otherwise determined by the
           ------------------------
Committee, grants of Shares of Restricted Stock shall be made at a per Share cost to the Participant equal to par value.

      16.3 Non-Transferability.  Shares of Restricted Stock shall not be
           -------------------
transferable until after the removal of the legend with respect to such Shares.

      16.4 Performance Shares.  Performance Shares are the right of an
           ------------------
individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such

Shares at a future date in accordance with the terms and conditions of such grant. The terms and conditions shall be determined by the Committee, in its sole discretion, but generally are expected to be based substantially upon the attainment of targeted profit and/or performance objectives.

      16.5 Grant.  The Committee may grant an award of Performance Shares.
           -----
The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

                                  ARTICLE XVII
                                  ------------

                                  CASH AWARDS
                                  -----------

      17.1 Grant.  The Committee may grant Cash Awards at such times and in
           -----
such amounts as it deems appropriate.

      17.2 Restrictions.  Cash Awards may be subject or not subject to
           ------------
conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both.

                                 ARTICLE XVIII
                                 -------------

                  OTHER STOCK BASED AWARDS AND OTHER BENEFITS
                  -------------------------------------------

      18.1 Other Stock Based Awards.  The Committee shall have the right to
           ------------------------
grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the grant of securities convertible into Shares.

      18.2 Other Benefits.  The Committee shall have the right to provide
           --------------
types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.

                                  ARTICLE XIX
                                  -----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

      19.1 Underscored References.  The underscored references contained in
           ----------------------
the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

      19.2 Number and Gender.  The masculine and neuter, wherever used in
           -----------------
the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

      19.3 Unfunded Status of Plan.  The Plan is intended to constitute an
           -----------------------
"unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

      19.4 Termination of Participant Status.  If a person who has been
           ---------------------------------
awarded Benefits ceases to be a Participant (as defined in Section 2.1) for any reason, except as otherwise provided in an Agreement, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee. These rules may provide, as the Committee may deem appropriate, for the expiration, forfeiture, continuation, or acceleration of the vesting of all or part of the Benefits.

      19.5 Designation of Beneficiary.  A Participant may file with the
           --------------------------
Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

      19.6 Governing Law.  This Plan shall be construed and administered in
           -------------
accordance with the laws of the State of Missouri.

      19.7 Purchase for Investment.  The Committee may require each person
           -----------------------
purchasing Shares pursuant to a Benefit to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

      19.8 No Employment Contract.  Neither the adoption of the Plan nor any
           ----------------------
Benefit granted hereunder shall confer upon any Employee any right to continued employment nor shall the Plan or any Benefit interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

      19.9 No Effect on Other Benefits.  The receipt of Benefits under the
           ---------------------------
Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

                                    15